DIRECTOR APPOINTMENT AGREEMENT

This DIRECTOR AGREEMENT (the “Agreement”) is made and entered into as of this [   ] day of [   ], by and between CAFE DECO GROUP LIMITED, a Cayman Islands corporation (the “Company”), and Chang Wan Lung Robert, an individual (the “Director”).

AGREEMENT

1Appointment

1.1The Director was appointed as director on March 18, 2025 and is hereby appointed as the chairman of the board of directors of the Company. This Agreement will become effective immediately prior to the effectiveness of our registration statement for the initial public offering of ordinary shares of the Company (the "Effective Date") and serves to regulate the employment of the Director on March 18, 2025.

1.2Subject to the remaining provisions of this Agreement, the term of such agreement shall commerce from the Effective Date and shall continue until the Director successor is duly elected or appointed and qualified or until the Director's earlier death, disqualification, resignation or removal from office, pursuant to the terms of this Agreement, the Company's then current memorandum and articles of association (the "Memorandum and Articles"), as may be amended from time to time, or any applicable laws, rules, or regulations (the "Expiration Date"). In the event that the Director's successor has not been duly elected or appointed as of the Expiration Date, the Director agrees to continue to serve hereunder until such successor has been duly elected or appointed and qualified.

1.3The Company may terminate the appointment of the Director with immediate effect, without advance notice or remuneration, if the Director:

(a)commits a material breach of his obligations under this Agreement;

(b)commits any serious or repeated breach or non-observance of his obligations to the Company (which includes an obligation not to breach his duties to the Company, whether statutory, fiduciary or common law);

(c)is guilty of any negligence, fraud or dishonesty or have acted in a manner which, in the opinion of the Company acting reasonably, brings or is likely to bring the Director or the Company and its subsidiaries (the "Group") into disrepute or is materially adverse to the interests of the Group;

(d)is convicted of any arrestable criminal offence other than an offence under road traffic legislation anywhere in the world for which a fine or non-custodial penalty is imposed;

(e)is restricted or disqualified from acting as a director of any company;

(f)in the opinion of the majority of the board of directors of the Company (the "Board"), becomes incapable by reason of mental disorder of discharging his duties as a director;

(g)has been absent for more than six consecutive months without permission of the Board from meetings of the directors held during that period and his alternate director (if any) will not have attended any such meeting in his place during such period and all of his co-directors pass a resolution that by reason of such absence the Director has vacated his office;

(h)is required in writing (whether in electronic form or otherwise) by all his co-directors to resign; or

(i)has not complied with the Company’s anti-corruption and bribery policy and procedures or any applicable bribery or corruption legislation.

1.4 The Company may also terminate the employment of the Director without cause upon thirty (30) days’ advance notice in writing.

1.5 The Director may resign in accordance to the Memorandum and Articles.

1.6 The Director agrees hold office for the term as stipulated in the Memorandum and Articles.

2Role and Duties

2.1The Director shall exercise all powers in good faith and in the best interests of the Group, including but not limited to, the following:

(a)devote a sufficient amount of time and attention to the interests and affairs of the Company in the discharge of duties of his office as a director of the Company and, where relevant, as an officer of such other members of the Group as are necessary for the proper and efficient administration, supervision, and management of the strategic planning, corporate management and business development of the Group;

(b)faithfully and diligently perform such duties and exercise such powers as are consistent with his office in relation to the Company and/or the Group:

(c)in the discharge of such duties and in the exercise of such powers observe and comply with all reasonable and lawful resolutions, instructions, regulations and directions from time to time passed, made or given by the Board according to the best of his skills and ability;

(d)perform such services for the Group and (without further remuneration unless otherwise agreed) accept such offices in the Group as the Board may from time to time reasonably require provided the same are consistent with his office;

(e)at all times keep the Board promptly and fully informed (in writing if so requested) in connection with the performance of such powers and duties and provide such explanations as the Board may require in connection with his office in relation to the Company and/or the Group;

(f)act in accordance with his powers and obligations as an director of the Company and use his best endeavours to comply with and to cause the Company to comply with (i) this Agreement; (ii) every rule or law applicable to any member of the Group, whether in the United States, Cayman Islands, Hong Kong, or elsewhere; (iii) the NYSE American Company Guide; (iv) amended and restated Memorandum and Articles; (v) shareholders’ and board resolutions of the Company; (vi) the United States Securities Act of 1933; and (vil) all other relevant securities regulations, rules, instructions and guidelines as issued by the relevant regulatory authorities from time to time, in relation to dealings in shares or other securities of the Company or any other member of the Group, and in relation to insider information or unpublished inside information affecting the shares, debentures or other securities of any member of the Group.

2.2The Director shall carry out his duties and exercise his powers jointly with any other executive officers. senior management or directors of the Group as may from time to time be appointed by the Board. The Board may at any time require de Director to cease performing any of his duties or exercising any of his power under this Agreement.

2.3The Director agrees to abide by and follow all such procedures set forth in the Company's code of business conduct and ethics, as may be in existence now or at any time during the term of this Agreement, and any other policy, code or document governing the conduct of directors of the Company as may be in existence now or at any time during the term of this Agreement.

2.4In the event that the Director has a direct or indirect financial or personal interest in a contract or transaction to which the Company is a party, or the Director is contemplating entering into a transaction that involves use of corporate assets of competition against the Company, the Director shall promptly disclose such potential conflict to the applicable Board committee or the Board and proceed as directed by such committee or the Board, as applicable.

The Director acknowledges the duty of loyalty and the duty of care owed to the Company pursuant to applicable law and agrees to act in all cases in accordance with applicable law.

2.5Whenever the Director becomes aware of a business opportunity related to the Company's business, which one could reasonably expect the Director to make available to the Company, the Director shall promptly disclose such opportunity to the applicable Board committee or the Board and proceed as directed by such committee or the Board, as applicable.

2.6The Director further agrees not to assume employment with or provide services to any of the Company's competitors, or engage, whether as principal, partner, licensor or otherwise, any of the Company's competitors without the Company's prior express consent.

2.7During the term of the employment of the Director and for a period of one (1) year following the last date of employment of the Director, the Director agrees not to, directly or indirectly, solicit or attempt to solicit any of the Company's employees, independent contractors, contacts, clients, suppliers, customers or other persons or entities introduced to the Director in his capacity as a representative of the Company for any purpose whatsoever, including but not limited to offering them employment or services that compete with the Company's business or may harm the business relationship of the Company with these persons or entities.

2.8The Director agrees to attend and participate in such number of meetings of the Board and of the Board committees of which the Director may become a member as regularly or specially called.

3Fees and Expenses

3.1 Upon the Effective Date and during the term of this Agreement, the Director shall receive a monthly remuneration of HK$100,000 ( equivalent to approximately US$12,800) which shall accrue on a day to day basis payable in arrears on the last day of each calendar month provided that if the Appointment is terminated prior to the end of a calendar month, the Director shall only be entitled to a proportionate part of such salary in respect of the period of service during the relevant month up to the date of termination and a discretionary short term and long term incentive subject to the performance of the company and recommendation of the compensation committee ("Compensation"). The Compensation may be reviewed during the term of this Agreement by the compensation committee of the Board pursuant to its terms of reference after the Effective Date. Any adjustment of the Compensation shall be recommended by the compensation committee of the Board (when applicable) and approved by the Board duly convened pursuant to the then current Memorandum and Articles of Association of the Company.

3.2Upon submission of adequate documentation by the Director to the Company, the Director shall be reimbursed for all reasonable expenses incurred in connection with the Director's positions as a member of the Board and for services as a member of each committee of the Board to which the Director may be appointed.

4Confidentiality

4.1The Director agrees and acknowledges that, by reason of the nature of the Director's duties on the Board. the Director will have or may have access to and become informed of proprietary, confidential and secret information which is a competitive asset of the Company (the "Confidential Information"), including. without limitation, any lists of customers or suppliers, distributors, financial statistics, research data or any other statistics and plans or operation plans or other trade secrets of the Company and any of the foregoing which belong to any person or company but to which the Director has had access by reason of the Director's relationship with the Company.

4.2The term "Confidential Information" shall not include information which: (i) is or becomes generally available to the public other than as a result of a disclosure by the Director of the Director's representatives; or (il) is required to be disclosed by the Director due to governmental regulatory or judicial process.

4.3The Director agrees faithfully to keep in strict confidence, and not, either directly or indirectly, to make known, divulge, reveal, furnish, make available or use (except for use in the regular course of employment duties) any such Confidential Information.

4.4The Director acknowledges that all manuals, instruction books, price lists, information and records and other information and aids relating to the Company's business, and any and all other documents containing Confidential Information furnished to the Director by the Company or otherwise acquired or developed by the Director, shall at all times be the property of the Company.

4.5Upon termination of the Director's services hereunder, the Director shall return to the Company any such property or documents which are in the Director's possession, custody or control, but this obligation of confidentiality shall survive such termination until and unless any such Confidential Information shall have become, through no fault of the Director, generally known to the public. The obligations of the Director under this subsection are in addition to, and not in limitation or pre-emption of, all other obligations of confidentiality which the Director may have to the Company under general legal or equitable principles.

4.6The Director will notify the Company promptly if the Director is subpoenaed or otherwise served with legal process in any manner involving the Company. In the event of any claim or litigation against the Company, or any officer, employee, or director of the Company, based upon any alleged conduct, acts or omissions, the Director will cooperate with the Company and provide to the Company such information and documents in his possession or control as are necessary and reasonably requested by the Company or its counsel.

4.7Nothing in paragraphs 4.1 to 4.6 will prevent the Director from disclosing information which he is entitled to disclose under any statutory provision, provided that the disclosure is made in accordance with the provisions of such statutory provision.

5Insurance and Indemnity

5.1The Company and the Director agree that indemnification with respect to the Director's service on the Board shall be governed by that certain Indemnification Agreement attached as Exhibit A hereto (the "Indemnification Agreement").

6Changes to Personal Details

The Director will advise the company secretary of the Company promptly of any change in address or other personal contact details.

7Withholding

7.1The Director agrees to cooperate with the Company to take all steps necessary or appropriate for the withholding of taxes by the Company required under law or regulation in connection herewith, and the Company may act unilaterally in order to comply with such laws.

8Variation

8.1No variation or modification of this Agreement will be effective unless it is in writing and signed by the Director and the Company (or respective authorized representatives). The failure to enforce at any time the provisions of this letter or to require at any time performance by the other party hereto of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this letter or any part hereof, or the right of either party hereto to enforce each and every provision in accordance with its terms. No waiver by either party hereto of any breach by the other party hereto of any provision of this letter to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at that time or at any prior or subsequent time.

9Governing Law and Dispute Resolution

9.1This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

9.2This Agreement shall be construed under the laws of the State of New York, without application to the principles of conflicts of laws.

10Entire Agreement

10.1This Agreement and the Indemnification Agreement constitute the entire understanding between the parties with respect to the Director's service on the Board and there are no prior or contemporaneous written or oral agreements, understandings, or representations, express or implied, directly or indirectly related to this Agreement that are not set forth or referenced herein. This Agreement supersedes all negotiations, preliminary agreements, and all prior and contemporaneous discussions and understandings of the parties hereto and/or their affiliates with respect to the Director's service on the Board. The Director acknowledges that he has not relied on any prior or contemporaneous discussions or understanding in entering into this Agreement.

11Miscellaneous

11.1This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together will constitute one and the same instrument.

11.2The recitals to this Agreement are true and correct and are incorporated herein, in their entirety, by this reference.

11.3The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

11.4The titles and captions of paragraphs and subparagraphs contained in this Agreement are provided for convenience of reference only and shall not be considered terms or conditions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Director Appointment Agreement as of the date first above written.

CAFE DECO GROUP LIMITED

By:___________________

Name:Angelo Michael McDonnell

Title:Chief Executive Officer_________________

The Director

Signature:__________________

Name:  Chang Wan Lung Robert

EXHIBIT A

INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”), dated as of [*], is by and between CAFE DECO GROUP LIMITED, a company incorporated under the laws of the Cayman Islands (the “Company”) and Chang Wan Lung Robert (the “Indemnitee”) and shall become effective on the effective date of the registration statement of the Company’s initial public offering (the “Effective Date”).

RECITALS

WHEREAS, Indemnitee is a director or officer of the Company and in such capacity renders valuable services to the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies;

WHEREAS, the board of directors of the Company (the “Board”) has determined that enhancing the ability of the Company to retain and attract as directors and officers the most capable persons is in the best interests of the Company and that the Company therefore should seek to assure such persons that indemnification is available; and

WHEREAS, in recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee’s continued service as a director or officer of the Company and to enhance Indemnitee’s ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Company’s Certificate of Incorporation or Memorandum and Articles of Association (collectively, the “Constituent Documents”), any change in the composition of the Board or any change in control or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancement of Expenses (as defined in Section 1 below) to, Indemnitee as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the Indemnitee’s agreement to continue to provide services to the Company, the parties agree as follows:

AGREEMENT

1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a)“Beneficial Owner” has the meaning given to the term “beneficial owner” in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)“Change in Control” means the occurrence after the Effective Date of any of the following events:

(i)any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 51% or more of the Company’s then outstanding Voting Securities;

(ii)the consummation of a reorganization, merger or consolidation, unless immediately following such reorganization, merger or consolidation, all of the Beneficial Owners of the Voting Securities of the Company immediately prior to such transaction beneficially own, directly or indirectly, more than 51% of the combined voting power of the outstanding Voting Securities of the entity resulting from such transaction;

(iii)during any period of two consecutive years, not including any period prior to the execution of this Agreement, individuals who at the beginning of such period constituted the Board (including for this purpose any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board; or

(iv)the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(c)“Claim” means:

(i)any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to federal, state or other law; or

(ii)any inquiry, hearing or investigation that the Indemnitee determines might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism.

(d)“Disinterested Director” means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.

(e)“Expenses” means any and all expenses, including attorneys’ and experts’ fees, court costs, transcript costs, travel expenses, duplicating, printing and binding costs, telephone charges, and all other costs and expenses incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Claim, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 4 only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(f)“Expense Advance” means any payment of Expenses advanced to Indemnitee by the Company pursuant to Section 3 or Section 4 hereof.

(g)“Indemnifiable Event” means any event or occurrence, whether occurring before, on or after the Effective Date, related to the fact that Indemnitee is or was a director, officer, employee or agent of the Company or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise (collectively with the Company, “Enterprise”) or by reason of an action or inaction by Indemnitee in any such capacity (whether or not serving in such capacity at the time any Loss is incurred for which indemnification can be provided under this Agreement).

(h) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently performs, nor in the past five years has performed, services for either: (i) the Company or Indemnitee (other than in connection with matters concerning Indemnitee under this Agreement or of other indemnitees under similar agreements) or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(i)“Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes, amounts paid or payable in settlement, including any interest, assessments, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement and all other charges paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim.

(j)“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.

(k)“Standard of Conduct Determination” shall have the meaning ascribed to it in Section 8(b) below.

(l)“Voting Securities” means any securities of the Company that vote generally in the election of directors.

2.Indemnification. Subject to Section 8 and Section 9 of this Agreement, the Company shall indemnify Indemnitee, to the fullest extent permitted by the laws of the State of New York in effect on the Effective Date, or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against any and all Losses if Indemnitee was or is or becomes a party to or participant in, or is threatened to be made a party to or participant in, any Claim by reason of or arising in part out of an Indemnifiable Event, including, without limitation, Claims brought by or in the right of the Company, Claims brought by third parties, and Claims in which the Indemnitee is solely a witness.

3.Advancement of Expenses. Indemnitee shall have the right to advancement by the Company, prior to the final disposition of any Claim by final adjudication to which there are no further rights of appeal, of any and all Expenses actually and reasonably paid or incurred by Indemnitee in connection with any Claim arising out of an Indemnifiable Event at the written request of Indemnitee. Indemnitee shall set forth in such request reasonable evidence that such Expenses have been paid or incurred by Indemnitee. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct. Without limiting the generality or effect of the foregoing, within thirty days after any request by Indemnitee, the Company shall, in accordance with such request, (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses. In connection with any request for Expense Advances, Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. The Company’s obligation to pay Expense Advances to Indemnitee is contingent upon Indemnitee’s execution and delivery to the Company of an undertaking to repay any amounts paid, advanced, or reimbursed by the Company for such Expenses to the extent that it is ultimately determined, following the final disposition of such Claim, that Indemnitee is not entitled to indemnification hereunder. Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.

4. Indemnification for Expenses in Enforcing Rights. To the fullest extent allowable under applicable law, the Company shall also indemnify Indemnitee against, and, if requested by Indemnitee, shall advance to Indemnitee subject to and in accordance with Section 3, any Expenses actually and reasonably paid or incurred by Indemnitee in connection with any action or proceeding by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Claims relating to Indemnifiable Events, and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company. However, in the event that Indemnitee is ultimately determined not to be entitled to such indemnification or insurance recovery, as the case may be, then all amounts advanced under this Section 4 shall be repaid.

5. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any Losses in respect of a Claim related to an Indemnifiable Event but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

6. Notification and Defense of Claims.

(a)Notification of Claims. Indemnitee shall notify the Company in writing as soon as practicable of any Claim which could relate to an Indemnifiable Event or for which Indemnitee could seek Expense Advances, including a brief description (based upon information then available to Indemnitee) of the nature of, and the facts underlying, such Claim. The failure by Indemnitee to timely notify the Company hereunder shall not relieve the Company from any liability hereunder unless the Company’s ability to participate in the defense of such claim was materially and adversely affected by such failure. If at the time of the receipt of such notice, the Company has directors’ and officers’ liability insurance in effect under which coverage for Claims related to Indemnifiable Events is potentially available, the Company shall give prompt written notice to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company shall provide to Indemnitee a copy of such notice delivered to the applicable insurers, and copies of all subsequent correspondence between the Company and such insurers regarding the Claim, in each case substantially concurrently with the delivery or receipt thereof by the Company.

(b)Defense of Claims. The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event at its own expense and, except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any such Claim, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently directly incurred by Indemnitee in connection with Indemnitee’s defense of such Claim other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its own legal counsel in such Claim, but all Expenses related to such counsel incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s own expense; provided, however, that if (i) Indemnitee’s employment of its own legal counsel has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of such Claim, (iii) after a Change in Control, Indemnitee’s employment of its own counsel has been approved by the Independent Counsel or (iv) the Company shall not in fact have employed counsel to assume the defense of such Claim, then Indemnitee shall be entitled to retain its own separate counsel (but not more than one law firm) and all Expenses related to such separate counsel shall be borne by the Company.

7. Procedure upon Application for Indemnification. In order to obtain indemnification pursuant to this Agreement, Indemnitee shall submit to the Company a written request therefor, including in such request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of the Claim. Indemnification shall be made insofar as the Company determines Indemnitee is entitled to indemnification in accordance with Section 8 below.

8. Determination of Right to Indemnification.

(a) Mandatory Indemnification.

(i)To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Claim relating to an Indemnifiable Event or any portion thereof or in defense of any issue or matter therein, including without limitation dismissal without prejudice, Indemnitee shall be indemnified against all Losses relating to such Claim in accordance with Section 2 to the fullest extent allowable by law, and no Standard of Conduct Determination (as defined in Section 8(b)) shall be required.

(ii)To the extent that Indemnitee’s involvement in a Claim relating to an Indemnifiable Event is to prepare to serve and serve as a witness, and not as a party, the Indemnitee shall be indemnified against all Losses incurred in connection therewith to the fullest extent allowable by law and no Standard of Conduct Determination (as defined in Section 8(b)) shall be required.

(b) Standard of Conduct. To the extent that the provisions of Section 8(a) are inapplicable to a Claim related to an Indemnifiable Event that shall have been finally disposed of, any determination of whether Indemnitee has satisfied any applicable standard of conduct under New York law that is a legally required condition to indemnification of Indemnitee hereunder against Losses relating to such Claim and any determination that Expense Advances must be repaid to the Company (a “Standard of Conduct Determination”) shall be made as follows:

(i)if no Change in Control has occurred, (A) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum or (C) if there are no such Disinterested Directors, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; and

(ii)if a Change in Control shall have occurred, (A) if the Indemnitee so requests in writing, by a majority vote of the Disinterested Directors, even if less than a quorum of the Board or (B) otherwise, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee.

(c) Making the Standard of Conduct Determination. The Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 8(b) to be made as promptly as practicable. If the person or persons designated to make the Standard of Conduct Determination under Section 8(b) shall not have made a determination within thirty days after the later of (A) receipt by the Company of a written request from Indemnitee for indemnification pursuant to Section 7 (the date of such receipt being the “Notification Date”) and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, then Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided that such 30-day period may be extended for a reasonable time, if the person or persons making such determination in good faith requires such additional time to obtain or evaluate information relating thereto. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of any Claim.

(d) Payment of Indemnification. If, in regard to any Losses:

(i)Indemnitee shall be entitled to indemnification pursuant to Section 8(a);

(ii)no Standard Conduct Determination is legally required as a condition to indemnification of Indemnitee hereunder; or

(iii)Indemnitee has been determined or deemed pursuant to Section 8(b) or Section 8(c) to have satisfied the Standard of Conduct Determination,

then the Company shall pay to Indemnitee, within thirty days after the later of (A) the Notification Date or (B) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) is satisfied, an amount equal to such Losses.

(e) Selection of Independent Counsel for Standard of Conduct Determination. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 8(b)(i), the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising of the identity of the Independent Counsel so selected. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 8(b)(ii), the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, Indemnitee or the Company, as applicable, may, within five days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit; and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences, the introductory clause of this sentence and numbered clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 8(e) to make the Standard of Conduct Determination shall have been selected within twenty days after the Company gives its initial notice pursuant to the first sentence of this Section 8(e) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 8(e), as the case may be, either the Company or Indemnitee may petition a court of competent jurisdiction to resolve any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or to appoint as Independent Counsel a person to be selected by such court or such other person as the court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Company shall pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel’s determination pursuant to Section 8(b).

(f) Presumptions and Defenses.

(i)Indemnitee’s Entitlement to Indemnification. In making any Standard of Conduct Determination, the person or persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the Company shall have the burden of proof to overcome that presumption and establish that Indemnitee is not so entitled. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by the Indemnitee in a court of competent jurisdiction. No determination by the Company (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct may be used as a defense to any legal proceedings brought by Indemnitee to secure indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.

(ii)Reliance as a Safe Harbor. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board or by any other Person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

(iii)No Other Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable standard of conduct or have any particular belief, or that indemnification hereunder is otherwise not permitted.

(iv)Defense to Indemnification and Burden of Proof. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Losses incurred in defending against a Claim related to an Indemnifiable Event in advance of its final disposition) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any related Standard of Conduct Determination, the burden of proving such a defense or that the Indemnitee did not satisfy the applicable standard of conduct shall be on the Company.

(v)Resolution of Claims. The Company acknowledges that a settlement or other disposition short of final judgment may be successful on the merits or otherwise for purposes of Section 8(a)(i) if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Claim relating to an Indemnifiable Event to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with our without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise for purposes of Section 8(a)(i). The Company shall have the burden of proof to overcome this presumption.

9. Exclusions from Indemnification. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to:

(a) indemnify or advance funds to Indemnitee for Expenses or Losses with respect to proceedings initiated by Indemnitee, including any proceedings against the Company or its directors, officers, employees or other indemnitees and not by way of defense, except:

(i)proceedings referenced in Section 4 above (unless a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous); or

(ii)where the Company has joined in or the Board has consented to the initiation of such proceedings;

(b) indemnify Indemnitee if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law;

(c) indemnify Indemnitee for the disgorgement of profits arising from the purchase or sale by Indemnitee of securities of the Company in violation of Section 16(b) of the Exchange Act, or any similar successor statute; or

(d) indemnify or advance funds to Indemnitee for Indemnitee’s reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Company or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).

10. Settlement of Claims. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Claim related to an Indemnifiable Event effected without the Company’s prior written consent, which shall not be unreasonably withheld. The Company shall not settle any Claim related to an Indemnifiable Event in any manner that would impose any Losses on the Indemnitee without the Indemnitee’s prior written consent.

11. Duration. All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is a director or officer of the Company (or is serving at the request of the Company as a director, officer, employee, member, trustee or agent of another Enterprise) and shall continue thereafter (i) so long as Indemnitee may be subject to any possible Claim relating to an Indemnifiable Event (including any rights of appeal thereto) and (ii) throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret his or her rights under this Agreement, even if, in either case, he or she may have ceased to serve in such capacity at the time of any such Claim or proceeding.

12.Non-Exclusivity. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Constituent Documents, the New York Business Corporation Law, any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the Effective Date, Indemnitee will be deemed to have such greater right hereunder.

13.Liability Insurance. The Company shall from time to time make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance providing the officers and directors of the Company with coverage for losses incurred in connection with their services to the Company or to ensure the Company’s performance of its indemnification obligations under this Agreement. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers, as applicable. Upon reasonable request, the Company will provide to Indemnitee copies of all directors’ and officers’ liability insurance applications, binders, policies, declarations and endorsements.

14.No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Losses to the extent Indemnitee has otherwise received payment under any insurance policy, the Constituent Documents, Other Indemnity Provisions or otherwise of the amounts otherwise indemnifiable by the Company hereunder.

15.Subrogation. In the event of payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee. Indemnitee shall execute all documents required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

16.Amendments. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

17.Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business and/or assets of the Company, by written agreement, to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

18. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any portion thereof) are held by a court of competent jurisdiction to be invalid, illegal, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

19. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made if (i) delivered by hand; (ii) otherwise delivered against receipt therefor; (iii) mailed by postage prepaid, certified or registered mail; (iv) sent by a recognized courier with next-day or second-day delivery to the last known address of the other party; or (v) sent by e-mail with confirmation of receipt:

(a)if to Indemnitee, to the email address set forth on the signature page hereto.

(b)if to the Company:    Cafe Deco Group Limited

Units 1705-08, 17/F, Landmark South, 39 Yip Kan Street
Wong Chuk Hang, Hong Kong

Notice of change of address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of delivery or on the third business day after mailing.

20. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such state without giving effect to its principles of conflicts of laws.

21. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, and all of which together shall constitute one and the same Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CAFE DECO GROUP LIMITED

By:
Name: Angelo Michael Mcdonnell
Title: Chief Excutive Officer

INDEMNITEE

Name: Chang Wan Lung Robert
Email: robert@polarisholdings.hk